5
LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") is dated as of September 23, 2004 and is made by and between INTERSTATE GENERAL COMPANY L.P., a Delaware limited partnership ("Borrower"), and FIRST BANK AND TRUST COMPANY OF ILLINOIS, an Illinois state commercial bank ("Lender").

RECITALS

A. Grantor (as defined herein) is an affiliate of Borrower and holds fee simple title to the Property (as defined herein). IBC (as defined herein) is an affiliate of Borrower and holds title to the Pledged Stock Property (as defined herein).

B. Borrower has requested a loan from Lender for purposes of refinancing the existing mortgage on the Property and funding the Interest Reserve and the TI Reserve (each as defined herein), which loan shall be secured by, among other things, a pledge to Lender of the Pledged Stock Property and a guaranty that is secured by a first mortgage on the Property, all in the manner and as further described herein and subject to the terms and conditions hereof.

C. As a condition of making said loan, Lender requires that Borrower and Grantor execute and deliver this Agreement and the other Loan Documents (as hereinafter defined).

THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

AGREEMENT

1. DEFINITIONS.

1.1 Defined Terms. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

"Affiliate" or "Affiliates" shall mean an entity's partners, members or parent and subsidiary corporations, and any other entity or person directly or indirectly, controlling, controlled by or under common control with said entity, and their respective affiliates, shareholders, directors, officers, employees and agents.

"Annual Report" shall have the meaning ascribed such term in Section 10.1.

"APO" shall mean American Community Properties Trust, a Maryland real estate investment trust, which is listed on the American Stock Exchange under the symbol "APO".

"APO Parcel" shall mean that certain approximately thirty (30)-acre portion of the Property identified as Lot 5 in Towne Center South per the Towne Center South Conceptual Plan prepared by Whitman, Requardt and Associates, LLP and dated October 15, 1999, which APO Parcel Borrower and Grantor intend to transfer to APO for purposes of constructing a multi-family housing development pursuant to Section 221(d)(4) of the Fair Housing Act for approximately Six Million and No/100 Dollars ($6,000,000.00).

"Appraisal" shall mean a written appraisal prepared in compliance with all applicable laws and regulatory requirements, including, without limitation, the Financial Institutions Recovery, Reform and Enforcement Act of 1989 as amended from time to time, by an independent appraiser engaged by Lender at Borrower's sole cost and subject to both Lender's customary independent appraisal requirements and Lender's internal review to determine whether it contains errors.

"Appraised Value" shall mean the fair market value of the Property (or any Parcel) as set forth in an Appraisal.

"Assignee Lender" shall have the meaning ascribed to such term in Section 12.2.

"Assignment of Contracts, Permits and Licenses" shall mean a collateral assignment duly executed by Borrower and Grantor and also consented to by such parties as Lender may request pursuant to which Borrower and Grantor assign to Lender all of their respective right, title and interest in and to all contracts, permits, authorizations, approvals and licenses issued from time to time with respect to the Property, as same may be amended, restated or modified from time to time.

"Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978 (11 USC; 101-1330), as hereinafter amended or recodified.

"Borrower" shall have that meaning ascribed to it above.

"Borrower Parties" shall mean Borrower, Grantor and Guarantors.

"Business Day" shall mean a day of the week (but not a Saturday, Sunday or holiday) on which the Palatine, Illinois offices of Lender are open to the public for carrying on substantially all of Lender's business functions. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

"Collateral" shall mean all the property (including all personal, real, tangible and intangible property) in which the Collateral Documents grant (or purport to grant) Lender a security interest, including, without limitation, the Property and the Pledged Stock Property.

"Collateral Documents" shall mean the Deed of Trust, the Assignment of Contracts, Permits and Licenses, the Guaranty, the Property Guaranty, the Pledge Agreement and the Stock Power Assignment, as same may be amended, restated or modified from time to time.

"Conservation Easement" shall mean the Deed of Conservation Easement made by Grantor to the Conservancy for Charles County, Inc. (the "Conservancy").

"Deed of Trust" shall mean that certain Indemnity Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated of even date herewith made by Grantor to Robert H. Rosenbaum, as trustee, for the benefit of Lender encumbering the Property to secure the obligations guaranteed under the Property Guaranty, as same may be amended, restated or modified from time to time.

"Default Rate" shall have the meaning ascribed to such term in Section 2.7.3.

"Event of Default" shall have the meaning ascribed to such term in Section 11.

"Exit Fee" shall have the meaning ascribed to such term in Section 2.3.2.

"FEMA" shall mean the Federal Emergency Management Agency.

"Grantor" shall mean St. Charles Operating Company L.L.C., a Delaware limited liability company.

"Guarantors" shall mean, collectively, IBC and Wilson. Individually, each shall be a "Guarantor."

"Guaranty" shall mean the Guaranty of Payment, Performance and Ownership Obligations made by Guarantors in favor of Lender, as same may be amended, restated or modified from time to time.

"Hazardous Materials" shall have the meaning ascribed to such term in Section 7.1.1.

"Hazardous Materials Claims" shall have the meaning ascribed to such term in Section 7.1.3.

"Hazardous Materials Laws" shall have the meaning ascribed to such term in Section 7.1.2.

"IBC" shall mean Interstate Business Corporation, a Delaware corporation.

"Improvements" shall mean the infrastructure located on the Property and all other structures located on the Property, and all appurtenances and fixtures, if any.

"Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933.

"Interest Reserve" shall have the meaning ascribed to such term in Section 9.12 hereof.

"Leases" shall mean all leases, licenses or other agreements providing for the use or occupancy of any portion of the Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

"Lender" shall have that meaning ascribed to it above.

"Loan" shall mean the loan described in Section 2.1.

"Loan Amount" shall mean Eight Million Eight Hundred Thousand and No/100 Dollars ($8,800,000.00).

"Loan Documents" shall mean those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed as Loan Documents in Exhibit A attached hereto, and shall also include any other agreement executed by Borrower in favor of or with Lender in connection with the transactions contemplated by this Agreement.

"Loan Fee" shall have the meaning ascribed to such term in Section 2.3.1.

"Loan-to-Value Percentage" shall mean the then total outstanding principal balance of the Loan plus the total of any undisbursed principal balance of the Loan as a percentage of the fair market value of the Property and Improvements, after adjustment for senior liens and regular and special property tax assessments.

"Margin Stock" shall have that meaning ascribed to it within Regulation U promulgated by the Board of Governors of the Federal Reserve System.

"Maturity Date" shall mean the date which is eighteen (18) months after the date of this Agreement set forth above, or any earlier date to which the maturity of the Loan is accelerated pursuant to this Agreement or any of the other Loan Documents.

"MTA Parcel" shall mean that certain approximately eight (8)-acre portion of the Property known as Parcel K in the subdivision known as "Parcels 'J', 'K' and 'l", 301 Commercial St. Charles Communities per Plat recorded in Charles County, Maryland, in Plat Book DGB 35, Folio 110, which Borrower and Grantor are negotiating to be transferred to the Maryland Transit Authority ("MTA") for purposes of MTA constructing a Park and Ride facility thereon.

"Municipality" shall mean the City of Waldorf, Maryland.

"Net Proceeds" shall mean the gross sale proceeds from the sale of any Parcel, less (a) normal and customary costs of closing, including, without limitation, reasonable attorneys fees, transfer stamps, title charges, closing fees, recording charges and brokers' commissions paid by Borrower to unaffiliated third parties and (b) the Exit Fee due pursuant to the provisions of Section 2.3.2, all of which in no event shall, collectively, exceed ten percent (10%) of the total purchase price for any applicable Parcel.

"Note" shall mean the Promissory Note duly executed by Borrower in the stated principal amount of the Loan Amount bearing interest at the Note Rate, as same may be amended, restated or modified from time to time.

"Note Rate" shall mean that rate of interest equal to (a) the "Prime Rate" in effect from time to time (any change in the rate of interest hereunder due to a change in the Prime Rate shall become effective on the date each change in the Prime Rate) plus (b) four and one-half percent (4.5%) per annum. Notwithstanding the foregoing, the Note Rate shall never be less than eight and one-half percent (8.5%) per annum. As used herein, the "Prime Rate" means the rate of interest announced by Bank of America, NA ("BofA") as its prime rate (or equivalent rate of interest). If BofA ceases to announce a "Prime Rate," then the Note Rate herein shall be determined by reference to the "prime rate" announced by any other national bank selected by Lender. "Prime Rate" shall not imply that such rate is a preferred rate or one which is offered by Lender to its most credit-worthy customers.

"Open Items" shall mean the planting and reseeding work to be performed on certain areas of the Property and other property owned by Borrower, all as described in that certain letter dated September 14, 2004 from Environmental Resources, Inc. to Mr. Brian J. Wilson at Borrower.

"Organizational Documents" shall mean, with respect to a (i) corporation, the articles or charter and bylaws; (ii) with respect to a partnership, the partnership agreement and certificate of limited partnership; (iii) with respect to a limited liability company, the operating agreement and certification of formation; (iv) with respect to a trust, the trust agreement; and (v) with respect to an individual, none.

"Parcel" shall mean any portion of the Property which is a legally subdivided tract.

"Permitted Exceptions" shall mean those exceptions to title approved by Lender.

"Pledge Agreement" shall mean the Pledge and Security Agreement made by IBC in favor of Lender, as same may be amended, restated or modified from time to time.

"Pledged Stock Property" shall have the meaning ascribed to such term in the Pledge Agreement.

"Potential Event of Default" shall mean an event or circumstance that, with the passage of time, the giving of notice or both, could become an Event of Default.

"Property" shall mean that certain real property legally described on Exhibit A attached to the Deed of Trust, together with all improvements thereon and easements and appurtenances thereto.

"Property Guaranty" shall mean that certain Guaranty made by Grantor for the benefit of Lender. The Property Guaranty shall be secured by the Deed of Trust, as same may be amended, restated or modified from time to time.

"Release Payment" shall mean, with respect to a particular Parcel (including, without limitation, the MTA Parcel and the APO Parcel), an amount equal to the greater of (x) one hundred percent (100%) of the Net Proceeds received in connection with the subject sale or transfer of such Parcel, and (y) ninety percent (90%) of the Appraised Value of such Parcel. The Release Payment is required to be paid by or on behalf of Borrower to Lender with respect to that Parcel in order to obtain the release of the lien of the Deed of Trust on such Parcel in accordance with the terms of Section 2.8.

"RICO Related Law" shall mean the Racketeer Influenced and Corrupt Organizations Act of 1970 or any other federal, state or local law for which forfeiture of assets is a potential penalty.

"Stock Power Assignments" shall mean, collectively, the Assignment Separate from Certificate dated of even date herewith made by IBC to Lender with respect to each Certificate constituting the Pledged Stock Property.

"Survey" shall mean a current plat of survey of the Property certified to Lender by a surveyor registered in the State of Maryland and prepared in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" most recently established by ALTA and ACSM, including Table A items 1-4, 6-11 and 13-16.

"TI Reserve" shall have the meaning ascribed to such term in Section 9.13 hereof.

"Title Company" shall mean Stewart Guaranty Title Company.

"Title Company" shall mean Stewart Guaranty Title Company.

"Title Policy" shall mean a Loan Policy of Title Insurance issued by the Title Company with respect to the Property, insuring, in an amount equal to the Loan Amount, as of the date of the Disbursement, the Deed of Trust to be a valid first and prior lien on the Property, subject only to the Permitted Exceptions, and including the following endorsements: comprehensive, extended coverage, access, variable rate, usury, survey (identicality), contiguity, separate tax parcel, zoning 3.0 (with parking), location, creditor's rights, subdivision, PUD, waiver of arbitration, contingent loss/first loss, EPA and any other endorsements requested by Lender.

"Transfer" shall mean any conveyance, transfer, sale, assignment, pledge, hypothecation, mortgage, encumbrance or other disposition of all or any portion of the Property or of any direct or indirect legal or beneficial ownership interest in Borrower, any Guarantor or Grantor, as applicable, or the entering into of any agreement to do any of the foregoing, whether the same occurs directly, indirectly, by operation of law or otherwise.

"UCC" shall mean the Uniform Commercial Code as enacted in the states where the Collateral is located.

"Wetlands Litigation" shall mean, collectively, the criminal action styled United States v. Interstate General Co., Crim. No. AW-95-0390 (District of Maryland), and the civil action styled United States v. Interstate General Co., et. al., Civ. No. AW-96-1112 (District of Maryland).

"Wilson" shall mean James J. Wilson, an individual.

1.2 Exhibits and Schedules Incorporated. All exhibits and schedules attached hereto or referenced herein, are hereby incorporated into this Agreement.

2. LOAN.

2.1 The Loan. Borrower desires to borrow from Lender a loan (the "Loan") in the maximum amount equal to the Loan Amount, the proceeds of which shall be used for general purposes, including distributions to its members. The proceeds of the Loan may be advanced and paid down as permitted under this Agreement, but (i) the outstanding principal balance of the Loan shall never exceed the Loan Amount; (ii) the aggregate amount of the Loan proceeds disbursed by Lender shall not, in total, exceed the principal sum of Eight Million Eight Hundred Thousand and No/100 Dollars ($8,800,000.00). In the event that either of the limitations set forth in clauses (i) and (ii) of the immediately preceding sentence is ever exceeded, Borrower shall promptly, upon demand from Lender, pay to Lender any such excess. Borrower acknowledges and agrees that Lender has not made any commitment or other agreement, either express or implied, to extend the term of the Loan past the Maturity Date or to provide Borrower with any financing other than as expressly provided herein, and no such commitment or other agreement shall be enforceable against Lender unless specifically set forth in a written agreement executed by Borrower and Lender.

2.2 Use of Proceeds. Borrower agrees to borrow the Loan from Lender to the extent amounts are required by Borrower for the purposes set forth herein (and for no other use or purpose) and to apply all proceeds of the Loan for such purposes, and for no other purpose. Upon satisfaction of all terms and conditions to Lender's disbursement obligations set forth herein, Lender will disburse the proceeds of the Loan as herein provided for refinancing of the existing debt on the Property (with an amount equal to the Interest Reserve held back pursuant to Section 9.12 and an amount equal to the T&I Reserve held back pursuant to Section 9.13). Furthermore, subject to the foregoing, Borrower agrees to borrow and expend such proceeds of the Loan.

2.3 Fees.

2.3.1. Loan Fee. Borrower shall pay Lender a loan fee (the "Loan Fee") for the Loan in the total amount of One Hundred Thirty Two Thousand and No/100 Dollars ($132,000.00). The entire Loan Fee shall be deemed fully earned and non-refundable upon the execution of this Agreement, and Borrower shall pay the Loan Fee to Lender as a condition to Lender's execution and delivery of this Agreement.

2.3.2. Exit Fee. Borrower shall pay Lender an exit fee (the "Exit Fee") for the Loan as set forth in this Section 2.3.2. With respect to any and all prepayments of all or a portion of the principal amount of the Loan (which prepayments, if any, shall in all events be made in accordance with the terms of Section 2.9 hereof) and with respect to any and all Release Payments made in connection with releases of all or a portion of the Property (which Release Payments and releases, if any, shall in all events be made in accordance with the terms of Section 2.9 hereof) (collectively, "Principal Repayments" and, individually, a "Principal Repayment") made prior to the six (6) month anniversary of the Disbursement, Borrower shall pay to Lender an amount equal to two percent (2%) of the amount of such Principal Repayment as and when each such Principal Repayment is made or required to be made; with respect to each Principal Repayment made or required to be made during the period commencing on the day after the six (6) month anniversary of the Disbursement and ending on the twelve (12) month anniversary of the Disbursement, Borrower shall pay to Lender an amount equal to one and one-half percent (1.5%) of the amount of such Principal Repayment as and when each such Principal Repayment is made; with respect to each Principal Repayment made or required to be made during the period commencing on the day after the twelve (12) month anniversary of the Disbursement and ending at any time thereafter, including, without limitation, on the Maturity Date, Borrower shall pay to Lender an amount equal to one percent (1%) of the amount of such Principal Repayment. The Exit Fee shall be in addition to any and all other fees or amounts required to be paid pursuant to the terms of this Agreement in connection with any repayment of principal, including, without limitation, the Release Payment and the amounts required to be paid by Section 2.9.1. The Exit Fee shall deemed fully earned upon the execution of this Agreement and shall be payable upon the earlier of (a) repayment of all (or, subject to the terms of this Agreement, a portion) of the principal and interest due and owing on the Loan, and (b) the Maturity Date or such earlier date as the Loan becomes due and payable whether by acceleration or otherwise. If there is an Event of Default or a Potential Event of Default which is not cured within any applicable cure period, the Exit Fee shall be calculated and payable as of the date of the applicable default and not as of the date of actual repayment (i.e., if an Event of Default occurs during the fifth (5th) month after the Disbursement but Borrower does not repay the Loan until the ninth (9th) month after the Disbursement, the Exit Fee due and payable shall be two percent (2%) of the amount of the applicable Principal Repayment (which percentage is applicable to repayments made during the first six (6) months after Disbursement), even though such repayment was actually made after said six (6) month period).

2.4. Loan Documents. Borrower shall deliver to Lender concurrently with this Agreement each of the Loan Documents, properly executed and in recordable form, as applicable.

2.5. Agreement Date. The Loan Documents shall become effective on the date of this Agreement.

2.6. Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due under this Agreement, whether at the Maturity Date or, otherwise, shall be paid in immediately available funds.

2.7. Note Rate.

2.7.1. Interest Rate Election. All disbursements of Loan proceeds shall bear interest at the Note Rate, subject to the default interest provisions contained herein.

2.7.2. Interest Payments. Subject to Section 2.7.4, interest accrued on the outstanding amount of the Loan shall be payable by Borrower from the Interest Reserve in arrears on the first Business Day of the first calendar month following the date of this Agreement, and the first Business Day of each succeeding calendar month thereafter, and on the Maturity Date.

2.7.3. Default Interest. Notwithstanding the rates of interest and the payment dates specified in this Section, effective immediately upon the occurrence and during the continuance of any Event of Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments not paid within 10 days after the same becomes due shall bear interest payable upon demand at the rate (the "Default Rate") which is the Note Rate plus seven percent (7%). In addition, all other amounts due Lender (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents, if not paid when due or, in the event no time period is expressed, if not paid within five days after written notice from Lender that the same has become due, shall thereafter bear interest at the Default Rate. Finally, any amount due on the Maturity Date which is not then paid shall also bear interest thereafter at the Default Rate.

2.7.4. Computation of Interest. Interest shall be computed daily on the principal amount of the Loan outstanding, on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest, the date of funding shall be included and the date of payment shall be excluded; provided, however, that if any funding is repaid on the same day on which it is made, one day's interest shall be paid thereon. Notwithstanding any of the terms and conditions contained in this Section, interest in respect of any amount of the Loan shall not exceed the maximum rate permitted by applicable law.

2.8. Releases. Lender shall release the lien of the Deed of Trust from any Parcel using Lender's form of release of lien current as of the date of such release, provided that (i) Lender has received the required Release Payment and applicable Exit Fee with respect to such Parcel, (ii) a Potential Event of Default or an Event of Default is not then continuing hereunder, and (iii) Borrower promptly pays all of Lender's costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in considering and implementing such release. Immediately and automatically (without the need for further action by either Lender or Borrower) following any release occurring in accordance with this Section 2.8, the Loan Amount shall be reduced by the amount of the Release Payment. In no event shall Lender's security interest in all or any portion of the Pledged Stock Property be terminated or released in connection with any such release of a Parcel.

2.9. Payments.

2.9.1 Voluntary Prepayments. Borrower may not prepay the Loan in whole or in part except in compliance with this Section 2.9. Borrower may, at any time, upon not less than thirty (30) days (the "Prepayment Notice Period") prior written notice (the "Prepayment Notice"), and subject to all applicable terms and conditions hereof, prepay the Loan in whole or in part (a "Prepayment"). In the event that Borrower makes a Prepayment prior to the expiration of the Prepayment Notice Period, Borrower shall owe, in addition to all amounts owed to Lender, the additional amount of interest at the applicable rate from the date of Lender's receipt of the Prepayment in collectible funds, to the last day of the Prepayment Notice Period. In the event the Prepayment does not occur during the Prepayment Notice Period, Borrower must deliver to Lender a new Prepayment Notice, and make such prepayment during the new Prepayment Notice Period in order to prepay the Loan. The Prepayment Notice must specify the date of Prepayment and the aggregate principal amount of the Prepayment. The applicable portion of the Exit Fee shall be paid in connection with any such prepayment, as described in Section 2.3.2 hereof.

2.9.2. Omitted.

2.9.3. Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Lender shall be made, without condition or reservation of right and free of set-off or counterclaim, in U.S. dollars and by wire transfer (pursuant to Lender's written wire transfer instructions) of immediately available funds delivered to Lender not later than 11:00 A.M. (Illinois time) on the date due. Funds received by Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day.

2.9.4. Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

3. DISBURSEMENT.

3.1. Loan Opening and Disbursements of Loan Proceeds. At such time as all of the terms and conditions set forth in Section 3.2 have been satisfied by Borrower and Borrower has executed and delivered to Lender each of the Loan Documents in form and substance satisfactory to Lender, in its sole and absolute discretion, Lender shall disburse to or for the benefit of Borrower the full amount of the Loan Amount less the amount of the Interest Reserve and less the amount of the TI Reserve (the "Disbursement") (it being acknowledged that funds held back for purposes of the Interest Reserve and the TI Reserve shall not be deemed disbursed for purposes of the Loan Documents until such time, if ever, as such funds are actually disbursed pursuant to the terms of Section 9.12 or Section 9.13, as applicable). In the event Borrower fails to satisfy such disbursement conditions, Borrower nevertheless shall pay all costs and expenses incurred by Lender in connection with the transactions contemplated herein promptly upon receipt of an invoice therefor from Lender (and, if appropriate, any Affiliate of Lender).

3.2. Conditions Precedent to Disbursement. In addition to the Loan Documents, and in conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Borrower herein, prior to and as a condition of the Disbursement, Borrower shall deliver or cause to be delivered to Lender each of the following, each of which shall be in form and substance satisfactory to Lender, in its sole and absolute discretion:

3.2.1. Title Insurance Policy. Concurrently with the recording of the Deed of Trust, the Title Policy.

3.2.2. Insurance. Evidence of the insurance described in Section 5.

3.2.3. Property Specific.

3.2.3.1. Plat of Subdivision. To the extent available and applicable, a true and complete copy of any recorded plat of subdivision for the Property, and any resolutions and ordinances of the Municipality approving the same.

3.2.3.2. Survey. A Survey for the Property indicating no condition which Lender determines could interfere with or impair the sale or value of the Property.

3.2.3.3. Environmental Assessment. All existing environmental studies and reports relating to the Property, and a current environmental assessment of the Property, performed by a licensed environmental consultant satisfactory to Lender indicating no violations of any Hazardous Materials Laws and otherwise acceptable to Lender, including, without limitation, copies of all agreements relating to environmental matters which are material to the Property, copies of all of the licenses and permits, and copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by or with the Municipality and any other appropriate governmental agency in connection with the Property.

3.2.3.4. Permits and Licenses. True and complete copies of all material permits, authorizations, approvals and licenses issued with respect to the Property.

3.2.3.5. Flood Plain and Wetlands. Evidence satisfactory to Lender either (i) that no portion of the Property is located (x) in an area designated by FEMA as a Special Flood Hazard Area, (y) except as depicted on Exhibit B attached hereto, in an area classified as "wetlands," or (z) in an area designated by any federal, state or local governmental or quasi-governmental agency as a "floodway," special flood hazard area or flood plain, or (ii) if a portion of the Property is in any such area, that such portion will be modified so that no Improvements will be located in such area as long as it is so designated.

3.2.3.6. Soil Report. To the extent in Borrower's possession or control, any assessment of the soil of the Property.

3.2.4. Searches. Such UCC, tax lien, judgment and bankruptcy searches on Borrower, Grantor, any Guarantor and J. Michael Wilson in such jurisdictions in which the Collateral is located as determined pursuant to Article 9 of the UCC or in which Borrower, Grantor or any Guarantor owns property or otherwise conducts business or in which Wilson or Michael J. Wilson reside.

3.2.5. Opinions. An opinion of counsel of Borrower, Grantor and Guarantors reasonably satisfactory to Lender, dated on or about the date of the Disbursement and relating to such matters with respect to the Loan Documents, the Loan, the Property and otherwise with respect to the transaction contemplated hereby as Lender may request.

3.2.6. Organization, Authorization and Good Standing. Such evidence of the due authorization, good standing and qualification to do business, of the Borrower Parties as Lender may reasonably request and certified copies of the Organizational Documents of each Borrower Party.

3.2.7. Certified Copies. Certified copies of all leases or occupancy agreements for space at or on the Property.

3.2.8. Loan Fee and Certain Costs of Lender. Payment of the Loan Fee and certain costs and expenses incurred by Lender to date in connection with the transactions contemplated herein, such as Lender's attorneys' fees and expenses and other fees and expenses paid or payable to appraisers, insurance consultants, environmental consultants and any and all other consultants.

3.2.9. Appraisal. An Appraisal obtained at Borrower's sole cost and expense confirming to the satisfaction of Lender that the Loan to Value Percentage (as determined by Lender) as of the date of the Disbursement does not exceed forty percent (40%) (without regard to the Pledged Stock Property).

3.2.10. Financial Statements. Current copies of Borrower's and Guarantors' financial statements and Wilson's tax returns as discussed in Section 10.1 hereof.

3.2.11. MTA Parcel. A copy of the executed purchase agreement with MTA for the MTA Parcel, certified by Borrower as being true, complete and correct. If the purchase agreement for the MTA Parcel has not yet been signed, Borrower shall deliver to Lender the most recent draft and, upon full execution by the parties thereto, a copy of the executed purchase agreement, certified by Borrower as being true, complete and correct.

3.2.12. APO Parcel. A copy of the executed purchase agreement with APO for the APO Parcel, certified by Borrower as being true, complete and correct. If the purchase agreement for the APO Parcel has not yet been signed, Borrower shall deliver to Lender the most recent draft and, upon full execution by the parties thereto, a copy of the executed purchase agreement, certified by Borrower as being true, complete and correct.

3.2.13. Wetlands Litigation. Evidence satisfactory to Lender in its sole and absolute discretion that (a) the Conservation Easement has been fully executed and recorded in Charles County, Maryland; (b) the $50,000 payment required to be made by Grantor to the Conservancy under the terms of the Conservation Easement has been made; (c) the Wetlands Litigation has been settled pursuant to the Consent Decree, pending completion of the Open Items; (d) a letter to Lender from the Army Corps of Engineers certifying that Borrower, Grantor or their respective affiliates, as applicable, have paid all fines, judgments, penalties, attorneys and other fees, settlement costs and all other amounts in connection with the resolution of the Wetlands Litigation, except for the cost of the Open Items; (e) Borrower has caused the amount of $100,000 (the "Escrowed Funds") to be escrowed with Chapman, Bowling & Scott, P.A., as escrowee ("Escrowee"), to secure payment of the Open Items; and (f) a fully executed copy of the escrow agreement between Environmental Resources, Inc., Borrower and Escrowee relating to the Escrowed Funds.

3.2.14. Insured Closing Letter. An insured closing letter to Lender from the Title Company relating to Chapman, Bowling & Scott, P.A. as closing escrow agent, in form and substance acceptable to Lender.

3.2.15. Pledged Stock Property. (a) Possession of the Certificates (as defined in the Pledge Agreement), (b) evidence that the value of the Pledged Stock Property pledged pursuant to the Pledge Agreement is not less than Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) and (c) evidence satisfactory to Lender that the security interest in the Pledged Stock Property in favor of Lender is valid, enforceable and prior to all other rights and interests of any kind whatsoever.

3.2.16. Certification. A duly authorized and executed certification from IBC certifying and describing to Lender the total number of shares of APO capital stock owned by IBC and pledged to parties or persons other than Lender (including a reasonably specific breakdown of each such pledge).

3.2.17. Regulation U Compliance. A Form U-1 Purpose Statement, confirming that none of the proceeds of the Loan will be used to buy or carry Margin Stock.

3.2.18. USA Patriot Act. Lender has received such information on the principals of the Borrower Parties as it believes is prudent to ensure compliance with the USA Patriot Act.

3.2.19. Other Requirements. Such other additional information regarding the Property that Lender may reasonably require.

3.3. Additional Provisions Regarding Disbursement. All amounts disbursed by Lender hereunder, together with interest thereon, shall be evidenced by the Note and secured by the Loan Documents. In no event shall Lender be required to disburse any portion of the Loan in excess of the Loan Amount; however, Lender reserves the right after any Event of Default, and at any other time that Lender deems it necessary or advisable to avoid impairment of its security, to make advances of amounts for such other purposes or in such different proportions as Lender determines, in its sole discretion.

4. OMITTED.

5. INSURANCE.

5.1. Types of Policies. Borrower, at its sole cost and expense, shall insure or cause to be insured and keep insured the Property against such perils and hazards, and in such amounts and with such limits, as Lender may from time to time require, and, in any event, including, without limitation, the following coverages with respect to each Property:

5.1.1. All Risk. Insurance against loss to the Property which, during any construction, shall be on an "All Risk" perils "Builders' Risk," monthly reporting or non-reporting "Completed Value" form and, after completion of construction, shall be on an "All Risk" policy form covering, in each case, insurance risks of all physical loss "Causes of Loss - Special Form," including theft, terrorism and insurance against such other risks as Lender may reasonably require. Such policies shall be in amounts equal to the full replacement cost of the Property (including any Improvements).

5.1.2. Flood. If the Property is now, or at any time while any obligation of Borrower hereunder remains outstanding shall be, situated in any area which an appropriate governmental authority designates as a Special Flood Hazard Area, insurance against loss or damage by flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, in amounts acceptable to Lender.

5.1.3. Public Liability. Commercial general public liability insurance against death, bodily injury and property damage arising in connection with the Property with limits of not less than $5,000,000 per occurrence. Such policy shall be written on an occurrence form and shall list Borrower as the named insured, shall designate thereon the location of the Property and shall have such limits as Lender may reasonably require.

5.1.4. Contractor's Insurance. During any period of installation or construction of any Improvements, Borrower shall cause to be furnished to Borrower and, upon request by Lender, to Lender certificates from the insurance carrier for the applicable contractors evidencing worker's compensation, employers' liability, commercial auto liability, excess umbrella liability coverage and commercial general liability insurance (including contractual liability and completed operations coverage) written on an occurrence form, with such general liability insurance limits as Lender may reasonably require. Borrower shall be named as an additional insured under such liability policies. Borrower shall cause each subcontractor to maintain commercial general liability, commercial automobile liability, workers' compensation, employers' liability and excess umbrella liability coverage in form and amount reasonably satisfactory to lender.

5.1.5. Other Insurance. Such other insurance relating to the Property and the use and operation thereof as Lender may, from time to time, reasonably require.

5.2. Policy Requirements. All insurance shall be carried in companies acceptable to Lender. Furthermore, all insurance shall be in form and content reasonably acceptable to Lender, shall name Lender as an additional insured, provide 30 days' advance written notice to Lender before any cancellation, adverse material modification or notice of non-payment and, to the extent limits are not otherwise specified herein, contain deductibles which are in amounts acceptable to Lender. No parties shall appear in any mortgage or loss payable clause with respect to the Property without Lender's prior written consent. All evidence of insurance shall reference the specific projects being covered by name and address and shall otherwise be in form and substance acceptable to Lender.

5.3. Notice; Evidence of Renewal. Any notice pertaining to insurance and required pursuant to this Section shall be given in the manner provided in Section 11.3 and at any additional address of which Lender gives Borrower prior written notice. Borrower shall use its best efforts to deliver to Lender evidence of renewal satisfactory to Lender at least five Business Days before the expiration of existing policies or any prior renewal thereof. If Lender has not received satisfactory evidence of such renewal or substitute insurance in the time frame herein specified, Lender shall have the right, but not the obligation, to purchase such insurance without prior notice to Borrower. Any amounts so disbursed by Lender pursuant to this Section shall be a part of the Loan and shall bear interest at the Default Rate. Nothing contained in this Section shall require Lender to incur any expense or take any action hereunder, and inaction by Lender shall never be considered a waiver of any right accruing to Lender on account of this Section 5.3.

5.4. Separate Insurance. Borrower shall not carry any separate insurance on the Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Lender's prior written consent and, in the event Lender grants its consent, any such policy shall nevertheless have attached thereto a standard non-contributing mortgagee clause, with loss payable to Lender, and shall otherwise meet all other requirements set forth in this Section.

6. GENERAL REPRESENTATIONS AND WARRANTIES. Borrower hereby covenants, represents and warrants to Lender as follows:

6.1. Authority. Each of the Borrower Parties has full right, power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents to which it is a party and any other documents and instruments to be executed and delivered by such Borrower Party pursuant to this Agreement. The Loan Documents and any other documents and instruments to be executed and delivered by the Borrower Parties pursuant to this Agreement, when executed and delivered pursuant hereto, will constitute the duly authorized, valid and legally binding obligations of such parties and will be enforceable strictly in accordance with their respective terms, subject to the effect of bankruptcy and other laws affecting the rights of creditors generally.

6.2. Formation. Each Borrower Party which is not an individual or general partnership is a corporation, limited liability company or limited partnership, is duly formed, validly existing and in good standing under the laws of the state under the laws of which it was formed. Each Borrower Party that is an entity has qualified to do business in every state where such qualification is required. Borrower has furnished Lender with a certified true, complete and correct copy of the Organizational Documents of each Borrower Party. No Borrower Party shall modify, amend, terminate or otherwise change any of the Organizational Documents of any Borrower Party without Lender's consent.

6.3. No Default. None of the Borrower Parties is in default under any contract, agreement or commitment to which it is a party, the effect of which would adversely affect Borrower's or any of the Borrower Parties' performance of its respective obligations pursuant to and as contemplated by the terms and provisions of this Agreement or any of the other Loan Documents. The execution and delivery of the Loan Documents and any other documents or instruments to be executed and delivered by the Borrower Parties pursuant hereto, the consummation of the transactions herein or therein contemplated, and compliance with the terms and provisions hereof or thereof, will not (i) to the best of Borrower's knowledge, violate any presently existing provisions of law or any presently existing applicable regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in any acceleration of any obligations under, any indenture, mortgage, deed of trust, instrument, documents, agreement or contract of any kind to which any of the Borrower Parties is a party or by which any Collateral any of the Borrower Parties may be bound.

6.4. No Litigation. There are no petitions, actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting any Collateral before any court or governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind which will materially adversely affect the performance by Borrower of its obligations pursuant to and as contemplated by the terms and conditions of this Agreement or the other Loan Documents.

6.5. True and Complete Information. Neither this Agreement, nor any other Loan Document, nor any document, financial statement, credit information, certificate or other statement required herein furnished to Lender by any Borrower Party contains any untrue statement of a material fact or omits to state a material fact relating to the Collateral or any matter covered by this Agreement. To the best of Borrower's knowledge, no document, financial statement, credit information, certificate or other statement prepared by any party other than Borrower and furnished to Lender contains any untrue statement of a material fact or omits to state a material fact relating to this Agreement. To the best of Borrower's knowledge, there is no fact that Borrower has not disclosed to Lender in writing that could materially adversely affect the property, business or financial condition of any Borrower Party.

6.6. Usury. The Loan constitutes a transaction within the meaning of 815 Illinois Compiled Statutes, 205 Section 4(1), and none of the amounts to be received by Lender as interest under the Note, the Loan Fee or the Exit Fee is usurious or illegal under applicable law.

6.7. Non Foreign Status. No Borrower Party is a nonresident alien for purposes of U.S. income taxation or a foreign corporation, foreign partnership, foreign trust or foreign estate (as said terms are defined in the Internal Revenue Code and Income Tax Regulations).

6.8. ERISA. Borrower is not and, for so long as any obligation of Borrower hereunder remains outstanding, shall not be an "employee benefit plan" within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and Borrower's assets do not constitute assets of any such plan.

6.9. RICO. There are no suits, actions or proceedings pending or threatened against any Borrower Party or any of the principals thereof under a RICO Related Law.

6.10. Financial Statements. Borrower has heretofore furnished Lender a copy of financial statements for Borrower dated December 31, 2003, for IBC dated December 31, 2003 and for Wilson dated December 31, 2003 and Wilson's 2002 and 2003 personal income tax returns. Such financial statements were prepared on a GAAP basis in a manner consistent with the applicable preparation method for the prior fiscal year and present fairly the financial condition of IBC as of the dates thereof and the results of operations for the periods then ended and otherwise comply with Section 10. Since the date of such financial statements, there has been no material adverse change in Borrower's or Guarantors' respective business or financial condition not disclosed in writing to Lender. Neither Borrower nor either Guarantor has any contingent liabilities not provided for or disclosed in said financial statements, except as disclosed in writing to Lender. Each of Guarantors and Borrower has the financial capacity to perform and discharge each and every one of its respective obligations and liabilities under this Agreement and any of the other Loan Documents as it becomes due.

6.11. Property Specific.

6.11.1. Title. Grantor has good, marketable and indefeasible title in fee simple to the Property, subject to no liens, claims, encumbrances, rights of others, conditions or exceptions other than the applicable Permitted Exceptions and any additional matters specifically approved by Lender in writing.

6.11.2. Utilities. All water, storm and sanitary sewer facilities and utility services necessary and sufficient for the operation of the Property are currently available and in good working order.

6.11.3. Real Estate Taxes. The Property is and shall remain taxed separately for real estate tax purposes without regard to any other real property. There is no pending reassessment of real estate taxes or pending appeal of any such reassessment.

6.11.4. Zoning. The Property is duly and validly zoned for the uses to which the Property is now being put. Said zoning is unconditional, in full force and effect and no attacks or challenges are pending or threatened with respect thereto. Neither said zoning nor any other right to construct on or otherwise use the Property is in any way dependent upon or related to any real estate other than the Property.

6.11.5. Condemnation. Borrower has not received any notice from any governmental or quasi-governmental body or agency or from any person or entity with respect to, and to the best of Borrower's knowledge, there is no actual or threatened taking of the Property, or any portion thereof, for any public or quasi-public purpose by the exercise of the right of condemnation or eminent domain.

6.11.6. Roads. The Property abuts at least one publicly dedicated street which gives the Property (and all users thereof) complete, unencumbered and unrestricted access, except that vehicular access shall be limited to those locations along such public streets at which curb cuts shall be permitted by the Municipality, and shall be sufficient and fully available for the full utilization of the Property for its intended purposes.

6.11.7. Compliance With Laws. The use of the Property does not violate any presently existing applicable statute, law, regulation, rule, ordinance or order of any kind whatsoever (including, without limitation, any presently existing zoning or building laws or ordinances, any presently existing environmental protection laws or regulations, or any presently existing rules, regulations or orders of any governmental agency), or any building permit issued with respect to the Property or any condition, easement, right-of-way, covenant or restriction of record affecting the Property, which violation could, in Lender's reasonable opinion, impair Borrower's ability to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under this Agreement.

6.11.8. Omitted.

6.11.9. Flood Plain and Wetlands. No portion of the Property is located (i) in an area designated by FEMA as a Special Flood Hazard Area, (ii) except as depicted on Exhibit B attached hereto, in an area classified as "wetlands" or (iii) in an area designated by any federal, state or local governmental or quasi-governmental agency as a "floodway," special flood hazard area or flood plain.

6.11.10. No Defaults Under Agreements Affecting the Property. There exist no monetary defaults or other material defaults beyond any applicable cure period under any agreement (written or oral) relating to the Property binding upon any Borrower Party or any Affiliate of Borrower.

6.11.11. Associations. Borrower will comply with all obligations arising from membership in any association imposed on the owner of its Property pursuant to any recorded instrument to which title to the Property is subject, or otherwise imposed on the Borrower under any such instrument. Borrower shall promptly deliver to Lender copies of any notice of default relating to any payment or other obligation under any such instrument which it may receive. In the event Lender receives notice of any such payment default from whatever source, Lender may elect (but shall have no obligation) to make such payment on behalf of the Borrower, in which event the amount so paid, as determined by Lender in its sole discretion, shall be deemed a disbursement of Loan proceeds and become additional indebtedness under the Note.

6.11.12. Condition of Property. Borrower represents and warrants that the Property is not in need of any repairs or replacements in excess of $10,000.

6.12. Pledged Stock Property. IBC owns the Pledged Stock Property free of any title defects or liens or interests of others. As of the date hereof, IBC has owned the Pledged Stock Property for at least one (1) year. Neither Borrower nor IBC has not entered into any contracts or agreements (either oral or written) affecting the Pledged Stock Property. IBC shall not, and Borrower shall not cause or permit IBC to, sell, convey or otherwise transfer or dispose of its interest in the Pledged Stock Property, or agree to do any of the foregoing, without the prior written consent of Lender.

6.13. Wetlands Litigation. The Wetlands Litigation has been settled pursuant to the Consent Decree (as defined in the Conservation Easement). Borrower has performed and paid for or caused to be performed and paid for all actions required to be performed under the Consent Decree, except for the Open Items. Borrower has paid in full all fines, judgments, settlement costs, attorneys and other fees and all other amounts in connection with the Wetlands Litigation (including, without limitation, the $1,500,000 payment required to be made by Borrower in connection with the settlement of such Wetlands Litigation), and no amounts are owing on account of the Wetlands Litigation or any other similar or related violations with respect to all or a portion of such property, except for the Open Items.

6.14. Agreements Affecting the Property. Borrower has not entered into and, to the best of Borrower's knowledge, there are no, contracts or agreements (either oral or written) affecting any part of the Property, including, without limitation, leases, tenancies, property management agreements or other contracts or agreements relating to the maintenance, development or management thereof, other than contracts and agreements of which Borrower has heretofore furnished Lender true and complete copies. No Borrower Party shall enter into any contract or agreement relating to the management of the Property without the prior written consent of Lender (not to be unreasonably withheld or delayed) and, if required by Lender, the applicable Borrower shall execute a collateral assignment to Lender of such Borrower Party's right, title and interest in and to any such property management agreement.

6.15. Brokerage Commissions. No brokerage fees or commissions are payable in connection with the acquisition of any part of the Property or with the Loan.

6.16. Loan Purposes. Borrower's use(s) of the proceeds of the Loan is, and will continue to be, legal and proper and such use(s) will be consistent with the terms of the Loan Documents and all applicable laws and statutes. The Loan is not being made for the purpose of purchasing or carrying Margin Stock, and Borrower agrees to execute and cause to be executed all instruments necessary to comply with all of the requirements of Regulation U of the Federal Reserve System. If any of the Collateral is Margin Stock, Borrower shall provide to Lender a Form U-1 Purpose Statement confirming that none of the proceeds of the Loan will be used to buy or carry any Margin Stock. If any Borrower Party has any other loan made for the purpose of buying or carrying Margin Stock ("Purpose Loan"), then the Collateral shall not secure the Purpose Loan, and the collateral securing the Purpose Loan shall not secure the Loan. The Loan is an exempt transaction under the Truth-in-Lending Act.

6.17. Ineligible Securities. Lender is prohibited from accepting as collateral certain Ineligible Securities while they are being underwritten or privately placed by certain affiliates of Lender. Lender and Borrower shall comply with these restrictions. Such affiliates are registered broker-dealers which are permitted to underwrite and deal in certain Ineligible Securities.

6.18. Representations and Warranties Generally. The representations and warranties set forth in this Agreement or in any other Loan Document will be true and correct on the date of this Agreement and at the dates of all disbursements of the Loan and each request for funding submitted by Borrower hereunder shall constitute an affirmation by Borrower that such representations and warranties are true and correct as of the date of such request for funding with the same force and effect as if made on such date. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender notwithstanding Lender's review of any documents or materials delivered by Borrower to Lender pursuant to the terms hereof and notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf (and Borrower hereby acknowledges such reliance by Lender in making the Loan and all disbursements thereunder) and, furthermore, shall survive the making of any or all of the disbursements of proceeds of the Loan and continue in full force and effect as long as there remains unperformed any obligations to Lender hereunder or under any of the other Loan Documents.

7. HAZARDOUS MATERIALS.

7.1. Special Representations and Warranties. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower's knowledge as of the date of this Agreement as follows, with respect to the Property:

7.1.1. Hazardous Materials. The Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances or regulations (collectively, the "Hazardous Materials").

7.1.2. Hazardous Materials Laws. The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials and with any permit, license or requirement pertaining to the protection, preservation, conservation or regulation of the environment which relates to the Property ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

7.1.3. Hazardous Materials Claims. There are no claims or actions ("Hazardous Materials Claims") pending or threatened, nor have there been any such claims or actions in the past, against Borrower, any Borrower Party, or the Property by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

7.1.4. Storage Tanks. No storage tanks (including, without limitation, petroleum or heating oil storage tanks), underground or above-ground, are present on or under the Property.

7.1.5. Waters of the United States. No part of the Property contains "waters of the United States", as defined in 33 CFR 328. Borrower shall not discharge dredged or fill material into waters of the United States as such activity is described and regulated by Section 404 of the Clean Water Act, 33 U.S.C. 1344.

7.2. Covenants. Borrower agrees as follows:

7.2.1 No Hazardous Activities. Borrower shall not cause or permit the Property or any Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials, other than products and materials of a type commonly used or otherwise present in similar properties, in quantities and in a manner which complies with Hazardous Materials Laws ("Common Materials").

7.2.2. Compliance. Borrower shall comply and cause the Property and any Improvements to comply with all Hazardous Materials Laws.

7.2.3. Notices. Borrower shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property or any Improvements, other than Common Materials; (ii) any knowledge by Borrower that the Property or Improvements do not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims. Borrower shall promptly cure and have dismissed with prejudice all Hazardous Materials Claims pursuant to applicable law, and Borrower shall keep the Property free of any encumbrance arising from any judgment, liability or lien imposed pursuant to any Hazardous Materials Claims. Notwithstanding the foregoing sentence, Borrower may, diligently, in good faith and by appropriate legal proceedings, contest any such Hazardous Materials Claims provided (i) Borrower first furnishes to Lender such deposits or other collateral as Lender, in its sole discretion, deems sufficient to fully protect Lender's interests, (ii) such contest shall have the effect of preventing any threatened or pending sale or forfeiture of all or any portion of the Property or the loss or impairment of Lender's lien and security interests in and to the Property, and (iii) such contest will not cause Lender to incur any liability, in Lender's sole judgment. Borrower shall permit Lender, at Lender's option, to appear in and to be represented in any such contest and shall pay upon demand all expenses incurred by Lender in so doing, including, without limitation, attorneys' fees and expenses.

7.2.4. Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property or any Improvements, Borrower shall immediately take, at Borrower's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

7.2.5. Exceptions. The obligations of Borrower set forth in this Section shall not be applicable to any noncompliance with the terms and conditions hereof to the extent resulting directly from the actions of Lender after Lender acquires title or actual possession to the Property pursuant to a foreclosure under the Deed of Trust.

7.3. Inspection By Lender. Borrower shall provide such information and certifications which Lender may reasonably request from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) to monitor Borrower's compliance with this Section for the sole purpose of protecting Lender's interest in the Property, and Improvements. To protect its interest in the Property and Improvements, Lender shall have the right, but not the obligation, at any time upon reasonable prior notice to Borrower, to enter upon the Property, take samples, review Borrower's books and records, interview Borrower's employees and officers, and conduct such other activities as Lender, in its sole and absolute discretion, deems appropriate. Borrower shall cooperate fully in the conduct of such an audit. If Lender decides to conduct such an audit because of (i) a Hazardous Material Claim, (ii) the possibility that Lender may take possession of or title to the Property (or any part thereof) after an Event of Default, (iii) a material change in the use of the Property which, in Lender's sole and absolute judgment, increases the risk to its interest in such Property and Improvements, or, (iv) the introduction of Hazardous Material to the Property, then Borrower shall pay upon demand all costs and expenses connected with such audit, as determined by Lender in its sole and absolute discretion, which, until paid, shall become additional indebtedness under the Note secured by the Loan Documents. Nothing in this Section shall give or be construed as giving Lender the right to direct or control Borrower's actions in complying with Hazardous Materials Laws.

7.4. Lender's Right to Rely. Lender is entitled to rely upon Borrower's representations, covenants, agreements and warranties contained in this Section despite any independent investigations by Lender or its consultants or other representatives. Borrower shall take all necessary actions to determine for itself, and to remain aware of, the environmental condition of the Property. Borrower shall have no right to rely upon any independent environmental investigations or findings made by Lender or its consultants or other representatives unless otherwise stated in writing therein and agreed to in writing by Lender.

7.5. Hazardous Materials Indemnity. Borrower hereby agrees to defend, indemnify and hold harmless Lender, its directors, officers, employees, agents, successors and assigns (including, without limitation, any participants in the Loan) from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including, without limitation, attorney's fees and expenses) which Lender may incur as a direct or indirect consequence of (a) any Hazardous Material Claim, (b) any misrepresentation, inaccuracy or breach of any representation, warranty or covenant contained or referred to in this Section 7, or (c) the use, generation, manufacture, storage, disposal, threatened disposal, transportation or presence of Hazardous Materials in, on, under or about the Property or Improvements (collectively, the "Indemnified Matters"). The Indemnified Matters shall include, without limitation: (i) the reasonable costs, whether foreseeable or unforeseeable, of any repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials; (ii) all other direct or indirect consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against Lender, any corporation controlled by Lender, or any of their respective directors, officers, employees, agents, successors or assigns); and (iii) all court costs and reasonable attorneys' fees and expenses paid or incurred by Lender, any entity controlled by Lender, or any of their respective directors, officers, employees, agents, successors or assigns relating to the subject matter hereof. Borrower shall immediately pay to Lender upon demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note. Borrower's duty and obligations to defend, indemnify and hold harmless Lender shall survive the cancellation of the Note and the release, reconveyance or partial reconveyance of the Deed of Trust. Notwithstanding anything contained herein to the contrary, the above indemnities shall not apply to the extent that a matter results solely and directly from the actions of Lender and first arises after the date that actual possession or title to the Property is taken by Lender, Lender's nominee or a successful bidder at a foreclosure sale.

8. OMITTED.

9. GENERAL COVENANTS, CONDITIONS AND AGREEMENTS. Borrower hereby further covenants and agrees with Lender as follows:

9.1. Compliance with Loan Documents. Borrower, Grantor and Guarantors shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations under each and every one of the Loan Documents and any other loan documents to which it is a party.

9.2. Use of the Property. Neither Borrower nor Grantor shall make, suffer or permit any use of the Property for any purpose other than installation of infrastructure for future land development and, subject to the provisions of Section 2.8, sales of Parcels. Neither Borrower nor shall Grantor construct any Improvements on the Property other than such installation of basic infrastructure without Lender's prior consent.

9.3. Leases and Other Transfers. Neither Borrower nor Grantor shall, without the prior written consent of Lender (which shall not be unreasonably withheld), enter into any lease of all or any part of the Property or any interest therein. Neither Borrower nor Grantor shall, without the prior written consent of Lender, assign or further encumber or convey or dispose (or permit or consent or agree to the conveyance, encumbrance or disposal) of any interest in the Property (except for sales of Parcels in the ordinary course of business, which sales shall be subject to the terms hereof, including, without limitation, payment of the Release Payment), and any assignment or encumbrance, or purported assignment or encumbrance, conveyance or disposal of any of the foregoing shall be void and of no effect for any purpose whatsoever.

9.4. Covenants, Conditions and Restrictions. Neither Borrower nor Grantor shall record any covenants, conditions, restrictions or declarations with respect to any portion of the Property, without the prior written consent of Lender. Lender may, in the exercise of its discretion, require that Borrower or Grantor execute and deliver to Lender an assignment of the declarant's rights together with such other security agreements, financing statements and instruments as Lender may require which have the effect of creating a collateral assignment of Borrower's or Grantor's, as applicable, interest as declarant, all in a form acceptable to Lender.

9.5. Other Agreements Affecting the Property. Neither Borrower nor Grantor shall enter into any written agreement nor amend or modify, in any material respect, any easements, covenants or conditions affecting all or any portion of the Property.

9.6. Management Agreement. None of Borrower or Grantor or any of their respective affiliates shall enter into any contract or agreement relating to the management of the Property (nor shall it permit any Borrower Party to enter into any such agreement) unless such contract or agreement (a) has been approved in writing by Lender, which approval shall not be unreasonably withheld or delayed, (b) can be terminated (for any reason) by Borrower or its successors or assigns (at no cost or expense) upon 30 days' written notice, and (c) if required by Lender in its discretion, is the subject of a fully executed and delivered Lender's form of Assignment and Subordination of Management Agreement.

9.7. Inspection of Books and Records. Borrower shall keep and maintain, at the Property or at Borrower's main office, proper and accurate books, records and accounts reflecting all items of income and expense incurred by Borrower and Grantor in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in the operation of the Property. Borrower shall allow Lender and any of Lender's representatives, at any time during normal business hours, access to the records and books of account, including, without limitation, any supporting or related vouchers or papers kept at the Property or at Borrower's main office, by or on behalf of Borrower or any of its representatives in connection with the Property, such access to include the right to make abstracts or copies thereof.

9.8. Expenses. Borrower shall, immediately upon demand, pay or reimburse Lender for all attorneys' fees and expenses incurred by Lender in any proceedings involving the estate of a decedent, an insolvent or a bankrupt, or in any action, proceeding or dispute of any kind in which Lender is made a party, or appears as an intervenor or party plaintiff or defendant, affecting or relating to this Agreement or any of the other Loan Documents, Borrower or the Property, including, without limitation, the foreclosure of any of the Collateral Documents, any condemnation action involving any Property, or any action to protect Lender's interest in the Property, and any such amounts paid by Lender and not paid or reimbursed by Borrower as determined by Lender in its reasonable discretion, within 10 days after Lender's demand therefor shall be added to the indebtedness evidenced by the Note, secured by the lien of the Collateral Documents, and shall be due and payable upon demand. Borrower shall pay promptly to or as directed by Lender, after a request therefor by Lender, all internal expenses, charges, costs and fees relating to cost reviews and inspections of the Property and reviews of appraisals and environmental reports or materials related thereto, and all external expenses, charges, costs and fees, of or relating to the Loan, including, without limitation, all recording fees and charges, title insurance premiums, legal fees and expenses of outside counsel for Lender and any third-party engaged by Lender's outside counsel on behalf of Lender, appraisal fees, environmental consultant fees, insurance consultant fees, escrow fees and cost of surveys, and any such amounts paid by Lender and not paid or reimbursed by Borrower within 10 days after Lender's demand therefor shall be added to the indebtedness evidenced by the Note, as determined by Lender in its sole and absolute discretion, secured by the Collateral Documents, and shall be due and payable upon demand. In addition, Lender, in its sole and absolute discretion, shall not be obligated to fund any additional advances hereunder until Borrower has paid all amounts then due under this Section and, furthermore, hereby reserves the right to disburse to itself under the Loan, any or all of such amounts which are not received by Lender within said 10 day period.

9.9. Litigation. During the term of the Loan, Borrower shall, upon receiving notice of same, promptly furnish Lender a written notice of any material litigation in which any Borrower Party is named as defendant or affecting or relating to the Property or a portion thereof, other than personal injury or workers compensation claims which are covered by insurance and minor construction contract disputes.

9.10. Appraisal. Borrower acknowledges that Lender has the right to obtain a new Appraisal (or an update of an existing Appraisal) for the Property (or any portion thereof) at any time, but not more than once per year, while the Loan or any portion thereof remains outstanding either (i) when, in Lender's reasonable judgment, such an Appraisal is warranted as a result of Lender's internal evaluation of the Loan, or (ii) in order to comply with any statutes, rules, regulations or directives of governmental agencies having jurisdiction over Lender. Borrower agrees to pay, on demand by Lender, all expenses, charges, costs and fees of any such re-appraisal.

9.11. Capital Adequacy. If Lender shall reasonably determine that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the capital required or expected to be maintained by Lender or any person or entity controlling Lender, and such increase is based upon the existence of Lender's obligations hereunder and under other commitments of this type, then, within 10 days after demand from Lender, Borrower shall pay to Lender, from time to time, such amount or amounts as will compensate Lender or such controlling person or entity, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this Section shall take into consideration the policies of Lender or of any person or entity controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this Section shall be delivered to Borrower and shall be conclusive in the absence of manifest error.

9.12. Interest Reserve. At the time of the Disbursement, funds in an amount equal to One Million Ten Thousand and No/100 Dollars ($1,010,000.00) (the "Interest Reserve") shall be held back and not funded by Lender. Subject to the terms and conditions of this Agreement and provided there exists no Event of Default or Potential Event of Default, such Interest Reserve funds shall be disbursed by Lender to pay debt service on the Loan as and when the same becomes due. In addition, such Interest Reserve funds may, in Lender's sole and absolute discretion, be disbursed by Lender as specified in Section 11.1.2.3. If at any time an Event of Default or Potential Event of Default exists, then Lender shall not have any obligation to disburse funds from the Interest Reserve to pay debt service on the Loan. Funds constituting the Interest Reserve shall not be deemed disbursed for purposes of the Loan Documents until such time, if ever, as such funds are actually disbursed pursuant to the terms hereof. In no event shall Borrower have any right to withdraw or direct disbursement of all or any portion of the Interest Reserve.

9.13. TI Reserve. At the time of the Disbursement, funds in an amount equal to Fifty Thousand and No/100 Dollars ($50,000.00) (the "TI Reserve") shall be held back and not funded by Lender. Such TI Reserve funds shall be disbursed by Lender to pay real estate taxes due and payable on account of the Property (collectively, "Taxes") and/or current premiums or other charges for insurance required to be maintained pursuant to the terms of this Agreement and the other Loan Documents (collectively "Insurance Costs"), provided there exists no Event of Default or Potential Event of Default; and further provided that Lender has received from Borrower a copy of the applicable bill for the Taxes and/or the invoice for the Insurance Costs and written request to disburse funds on account thereof not less than thirty (30) days prior to the date the applicable payment is due. Such disbursements for Taxes and Insurance Costs shall be made, subject to the terms and conditions of this Section 9.13, only to the extent there are sufficient funds in the TI Reserve to pay amounts due. If at any time an Event of Default or Potential Event of Default exists, then Lender shall not have any obligation to pay any Taxes or Insurance Costs out of the TI Reserve (or otherwise) and Borrower shall be obligated hereunder to pay such amounts as and when due. In no event shall Lender be obligated to fund from the TI Reserve (or otherwise) any late charges or fees on account of Borrower's failure to timely deliver to Lender any bills for Taxes or invoices for Insurance Costs. In addition, such TI Reserve funds may, in Lender's sole and absolute discretion, be disbursed by Lender as specified in Section 11.1.2.3. Funds constituting the TI Reserve shall not be deemed disbursed for purposes of the Loan Documents until such time, if ever, as such funds are actually disbursed pursuant to the terms hereof. In no event shall Borrower have any right to withdraw or direct disbursement of all or any portion of the TI Reserve.

9.14. Signage. Any sign(s) erected by Borrower in connection with the Property that identify any person or entity involved with the Property in any capacity other than or in addition to Borrower, Grantor and/or Guarantors shall, at Lender's option and at no cost to Lender, also identify Lender as the source of financing.

9.15. No Lien Rights. If Borrower or any Affiliate acts as a general contractor, architect, engineer, subcontractor, property manager, supplier of materials, or otherwise performs lienable work or services with respect to any part of the Property, Borrower hereby irrevocably waives and relinquishes, or shall cause its Affiliate to waive and relinquish, as appropriate, any and all lien rights it may obtain as a result of such work or services.

9.16. Sale of APO Parcel. Borrower shall not cause or permit the sale or other transfer to APO of the APO Parcel or any other portion of the Property without first delivering to Lender the following, which shall be acceptable to Lender in its sole discretion: (a) a certified copy of the purchase contract or other agreement providing for the terms of such sale or transfer, including all amendments thereto, and (b) a copy of the zoning variance granted by the Municipality in connection with APO's proposed use and development of such APO Parcel or other property as a multi-family housing development pursuant to Section 221(d)(4) of the Fair Housing Act consisting of approximately four hundred (400) units. Upon receipt of the foregoing, Lender shall respond promptly to Borrower to indicate its approval of or objections to such items. Any objections shall be promptly cured by Borrower or resolved to Lender's satisfaction.

9.17. Pledged Stock Property. The value of the Pledged Stock Property shall at all times exceed Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00). If, at any time during the term of this Agreement, the fair market value of the Pledged Stock Property is less than $3,000,000 (as reasonably calculated and determined by Lender in its sole discretion), Borrower shall pledge to Lender or cause to be pledged to Lender additional shares of APO capital stock or other similar collateral of a value (which value shall be determined by Lender in its sole discretion), which, when added to the then net equity value of the Pledged Stock Property, equals $3,500,000 (as reasonably calculated and determined by Lender in its sole discretion), which additional shares or other similar collateral shall constitute "Pledged Stock Property" for purposes of the Loan Documents. Borrower agrees that it shall execute and deliver and cause to be executed and delivered all such documents and instruments required by Lender (including, without limitation, possession of the new shares pledged and an amendment to this Agreement containing representations and warranties with respect to the Pledged Stock Property and an amendment to the Pledge Agreement) in order to effectuate and perfect the assignment of and security interest in such new Pledged Stock Property.

9.18. No Transfers or Other Financing. Borrower shall not permit a Transfer of all or any portion of any direct or indirect ownership interest in Borrower or Grantor. In addition to the foregoing, Borrower shall not permit a Transfer of the Property (or any portion thereof or any direct or indirect interest therein), other than the encumbrance of such Property with the liens of the Loan Documents (except for sales of Parcels in the ordinary course of business, which sales shall be subject to the terms hereof, including, without limitation, payment of the Release Payment). Other than any assignments or encumbrances evidenced by the Loan Documents, Borrower shall not, without the prior written consent of Lender, assign or further encumber or convey or dispose, or consent or agree, to the conveyance, encumbrance or disposal of any other interest in the Property, and any assignment or encumbrance, or purported assignment or encumbrance, conveyance or disposal of any of the foregoing shall be void and of no effect for any purpose whatsoever. Furthermore, neither Borrower nor Grantor shall, without the prior written consent of Lender, enter into any financing arrangement or loan transaction or consent to or agree to any such financing arrangement or loan transaction (except with respect to a time when this Loan has been repaid in full) relating to all or any portion of the Property, the Pledged Stock Property and/or any other Collateral, whether secured or unsecured, other than the Loan, and any such financing arrangement or loan transaction shall be void and of no effect for any purpose whatsoever.

9.19. No Related Party Payments. No distributions or other payments shall be made directly or indirectly by Borrower or Grantor to any person or entity or affiliate thereof owning a direct or indirect interest in Borrower or Grantor.

10. FINANCIAL STATEMENTS.

10.1. Borrower Annual Reports. Within 90 days after the end of each fiscal year, beginning with the fiscal year which ends on December 31, 2004, Borrower shall deliver to Lender true and complete copies of balance sheets for Borrower, Grantor and Guarantors as of the last day of such fiscal year as well as a consolidated statement of cash flows detailing actual cash flows (and budgeted cash flows) for such fiscal year. Each such annual report (the "Annual Report") shall (i) be in a form substantially similar to the reports delivered to Lender prior to the date hereof, or such other form or forms reasonably satisfactory to Lender, (ii) be prepared in accordance with generally accepted accounting principles consistently applied and (iii) be compiled by an accounting firm acceptable to Lender. Additionally, as part of each Annual Report, Borrower shall deliver to Lender a schedule of all material contingent liabilities and all other notes and schedules relating thereto, as well as a listing of the land and other property in which Borrower or any Guarantor has an interest and the nature of that interest.

10.2. Omitted.

10.3. Semiannual Reports. Within 90 days after the end of each semiannual fiscal year period, beginning with the first such period ending after the date hereof, Borrower shall deliver to Lender true and complete copies of the unaudited statements of cash flows for Borrower and each Guarantor detailing actual cash flows (and budgeted cash flows as well) for the period beginning January 1 of such fiscal year and ending on the last day of such semiannual period, and balance sheets for Borrower and IBC as of the last day of such semiannual period. Each such semiannual report shall be in form reasonably satisfactory to Lender and certified by Borrower's chief financial officer.

10.4. Intentionally omitted.

10.5. Construction Liens. If a claim of a construction lien is recorded which affects the Property, Borrower shall, within twenty (20) days after Borrower becomes aware of such recording or service or within five (5) days of Lender's demand, whichever occurs first: (a) cause to be paid and discharged the claim of lien; (b) cause the release thereof by recording or delivering to Lender a surety bond in sufficient form and amount; (c) cause the Title Company to insure over such claim of lien by endorsement to the Title Insurance Policy; or (d) provide Lender with other assurance which Lender deems, in its sole discretion, to be satisfactory for the payment of such claim of lien and for the full and continuous protection of Lender from the effect of such lien.

10.6. Income Tax Returns. On or prior to the date which is 30 days following the earlier of the due date or actual submission of any federal income tax return for Borrower, Grantor and Guarantors, Borrower shall cause a complete and accurate certified copy of such income tax return to be furnished to Lender.

10.7. Interest Rate Protection. In the event that Borrower enters into an Interest Rate Protection Agreement, concurrently therewith Borrower shall cause the Title Company to issue an amendment to the Title Insurance Policy increasing the insured amount by an amount reasonably calculated to be Borrower's maximum potential liability to Lender (as calculated by Lender) under such Interest Rate Protection Agreement.

10.8. Construction. Except as expressly permitted under the Deed of Trust, neither Borrower nor Grantor shall perform any construction or other improvement or repair to the Property except with the prior written consent of Lender, to be granted or withheld by Lender in its sole discretion.

10.9. Omitted.

10.10. Other Information. Borrower shall furnish, within 10 days after written request from Lender, a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on, the indebtedness secured by the Deed of Trust and whether or not any offsets or defenses exist against such principal and interest. In addition, Borrower shall advise, and shall cause Guarantors to advise, Lender of any material adverse change in any financial statements submitted to Lender hereunder, within 30 days after the occurrence of such change or of the event or circumstances which will result in such change. Borrower shall deliver to Lender whatever additional information concerning any Property, or any Borrower Party which Lender may reasonably request.

11. BORROWER'S DEFAULT.

11.1. Borrower's Defaults and Lender's Remedies.

11.1.1 Events of Lender's Remedies.

11.1.1. 1. Borrower fails to pay, within five (5) days after the date due, any principal of or installment of interest on the Note; or

11.1.1.2. Borrower or Grantor, as applicable, fails to pay, when due, any part of the Loan Fee or the Exit Fee or any other amount payable under this Agreement (other than principal or interest), and such failure continues for a period of five Business Days after notice thereof from Lender to Borrower; or

11.1.1.3. Borrower fails to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under this Agreement not expressly referred to in another clause of this Section and (A) such failure continues for a period of 30 days after notice thereof from Lender to Borrower, or (B) if such failure cannot, because of its nature, be cured within said 30-day period, then, if Borrower commences curing such failure within said 30-day period and diligently continues such cure, such failure continues for an additional 60-day period after an additional notice; or

11.1.1.4. Any "Event of Default" occurs, as defined under any of the Loan Documents, including, without limitation, any Collateral Document; or

11.1.1.5. Any Borrower Party fails to keep or perform any of its agreements, undertakings, obligations, covenants or conditions under the Loan Documents to which it is a party, and such failure continues beyond any applicable cure period; or

11.1.1.6. Any representation, warranty or certification made in this Agreement by Borrower or otherwise made in writing in connection with or as contemplated by this Agreement or any of the other Loan Documents by Borrower or any Borrower Party shall be or become materially incorrect or false, or any material representation to Lender by Borrower as to the financial condition or credit standing of any Borrower Party is or proves to be false or misleading; or

11.1.1.7. The recording of any claim of lien against the Property or any Improvements and the continuance of such claim of lien for 30 days without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Lender; or the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property or any Improvements; or the sequestration or attachment of, or any levy or execution upon any Property or any Improvements, any other Collateral, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of 30 days or the sale of the assets affected thereby; or

11.1.1.8. The filing of a petition by any Borrower Party for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; the filing of any pleading or an answer by any Borrower Party in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition's material allegations regarding any Borrower Party's insolvency; a general assignment by any Borrower Party for the benefit of creditors; or any Borrower Party applying for, or the appointment of, a receiver, trustee, custodian or liquidator of any Borrower Party or any of its property; or

11.1.1.9. The failure of any Borrower Party to effect a full dismissal of any involuntary petition under the Bankruptcy Code or any other debtor relief law that is filed against any Borrower Party or in any way restrains or limits any Borrower Party or Lender regarding the Loan, the Property or any Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or 60 days after the date of filing of such involuntary petition; or

11.1.1.10. The dissolution of or the occurrence of any material management or organizational change in Borrower which Lender determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan, any of the Property the Improvements, or on the ability of any Borrower Party to perform its respective obligations under the Loan Documents; or

11.1.1.11. The Property or any part thereof or any interest therein is sold, conveyed, refinanced (other than in accordance with the provisions of this Agreement, including, without limitation, payment of the Exit Fee and the Release Payment), transferred, leased, assigned, exchanged, disposed of, or is further encumbered, or an agreement for any of the foregoing is entered into, without the prior written consent of Lender (except as otherwise expressly permitted herein); or

11.1.1.12. Any Borrower Party enters into any secondary or additional financing agreements or arrangements of any kind whatsoever secured, in whole or in part, by all or any part of or interest in any Collateral; or

11.1.1.13. There occurs, in the reasonable opinion of Lender, a material adverse change in the financial condition of Borrower or any Guarantor; or

11.1.1.14. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender or any Borrower Party from performing any of their obligations under this Agreement or any of the Loan Documents, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within 60 days after the granting of such decree or order; or

11.1.1.15. The filing of formal charges by any governmental or quasi-governmental entity, including, without limitation, the issuance of an indictment, under a RICO Related Law against any Borrower Party; or

11.1.1.16. Final judgment or judgments for the payment of money aggregating in excess of $100,000.00 is or are outstanding against Borrower or against any property or assets of Borrower, and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 45 days from the date of its entry; or

11.1.1.17. The Property is rezoned (except for such rezoning as does not adversely affect the value, use or operation of the Property), either voluntarily or involuntarily, or any agreement for the foregoing is entered into, without the prior written consent of Lender; or

11.1.1.18. Borrower fails to commence compliance with (or to bond or indemnify Lender to its satisfaction with regard to) any requirement (including, without limitation, compliance with all applicable zoning, building, health, fire and environmental laws, rules, regulations and ordinances) of any governmental authority having jurisdiction over the Property within 15 days after Borrower has notice of such requirement or Borrower fails to diligently prosecute such compliance; or

11.1.1.19. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining the operation of any of the Property, or prohibiting Lender or Borrower from performing any of their obligations under any of the Loan Documents and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within 30 days after the granting of such decree or order; or

11.1.1.20. Guarantor and Borrower fail to maintain at all times an aggregate net worth of at least Forty Million and No/100 Dollars ($40,000,000.00) or fail to have liquid assets in the aggregate of at least Four Million and No/100 Dollars ($4,000,000.00) (inclusive of the Pledged Stock Property), each as determined by Lender.

11.1.1.21. Any of the post closing requirements specified by Lender to Borrower have not been satisfied, as determined by Lender in its sole and absolute discretion, by the date that is five Business Days after the date hereof (or such other amount of time as is set forth in Lender's advice specifying the post closing requirements).

11.1.2. Lender's Remedies. Upon the happening of any Event of Default, Lender shall have the right, if such Event of Default shall then be continuing, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Loan Document, to do any or all of the following, concurrently or successively, without notice to any Borrower Party:

11.1.2.1. Declare the Note to be, and it shall thereupon become, immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; or

11.1.2.2. Terminate Lender's obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligation of Lender to extend credit or to make disbursements hereunder shall terminate; or

11.1.2.3. Disburse funds in the Interest Reserve and/or the TI Reserve and apply the same to amounts outstanding under the Loan; or

11.1.2.4. Exercise all of its rights and remedies at law, in equity and/or pursuant to any or all Collateral Documents, including foreclosing on the Property or liquidating the Pledged Stock Property.

Notwithstanding anything to the contrary contained herein, Lender shall have no obligation to advance funds hereunder, including funds in the Interest Reserve or the TI Reserve, while any Event of Default or Potential Event of Default shall exist.

Borrower shall pay to Lender, upon demand, all expenses (including, without limitation, attorneys' fees and expenses) of obtaining such judgment or decree or of otherwise seeking to enforce its rights under this Agreement or any of the other Loan Documents; and all such expenses, as determined by Lender in its sole and absolute discretion, shall, until paid, be secured by the Loan Documents and shall bear interest at the Default Rate described in the Note.

11.2 Protective Advances. If an Event of Default or Potential Event of Default occurs, Lender may (but shall in no event be required to) cure any such Event of Default and any amounts expended by Lender in so doing, as determined by Lender in its sole and absolute discretion, shall (i) be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are furnished, (ii) constitute additional advances hereunder, the payment of which is additional indebtedness evidenced by the Note, and (iii) become due and owing, at Lender's demand, with interest accruing from the date of disbursement thereof until fully paid at the Default Rate.

11.3. Other Remedies. If any Event of Default shall occur and be continuing, Lender may, in addition to any other rights and remedies hereunder, exercise any and all remedies provided in any of the other Loan Documents.

11.4. RICO Related Law Concerns. Notwithstanding anything to the contrary contained in this Agreement, if Lender has reasonable cause to believe that any material portion of the Property, or of any other collateral securing the Loan or of any other funds, property or other assets of Borrower might be subject to forfeiture under any RICO Related Law, Lender may, in its sole and absolute discretion, refuse to make any further disbursements, hereunder or under any of the other Loan Documents, of any kind whatsoever until Lender has no reasonable belief that any portion of the Property or any of such assets are subject to forfeiture under any RICO Related Law.

11.5. Omitted.

11.6. No Lender Liability. To the extent permitted by law, Lender shall have no liability for any loss, damage, injury, cost or expense resulting from any action or omission by it, or any of its representatives, which was taken, omitted or made in good faith.

11.7. Lender's Fees and Expenses. In case of any Event of Default or Potential Event of Default hereunder, Borrower shall pay Lender's fees and expenses including, without limitation, attorneys' fees and expenses, in connection with the interpretation and enforcement of this Agreement or any of the other Loan Documents.

12. MISCELLANEOUS.

12.1. Indemnification. Borrower shall indemnify, defend and hold Lender and its Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, demands, litigation, defenses, costs, judgments, suits, proceedings, actual damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Lender or any of Lender's Affiliates in connection with, arising from or relating to Lender's entering into or carrying out the terms of this Agreement or being the holder of the Note, or the use, operation or maintenance of the Property, including, without limitation, any injury or damage to person or property, or both, occurring on or about the Property, other than any loss, liability, damage, suit, claim, expense, fees or costs arising solely by reason of Lender's or any of Lender's Affiliates' willful misconduct or gross negligence.

12.2. Assignment and Participation. Lender may pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein (provided Lender acts as agent for any participants, except as provided below), or in any of its rights and security hereunder, including, without limitation, the Note. Lender may also assign all or any part of the Loan and the Lender's obligations in connection therewith to one or more commercial banks or other financial institutions or investors (each an "Assignee Lender"). Upon delivery to Borrower of an executed copy of the Assignee Lender's assignment and acceptance (i) each such Assignee Lender shall be deemed to be a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender, such Assignee Lender shall have the rights and obligations of Lender hereunder and under the other Loan Documents, (ii) Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder and under the other Loan Documents (including, without limitation, the obligation to fund the Assignee Lender's share of the Loan). Within five Business Days after request of Lender and receipt of a copy of the executed assignment and acceptance document, Borrower shall execute and deliver to Lender a renewal Note or Notes, as applicable (for delivery to the relevant Assignee Lender), evidencing such Assignee Lender's assigned portion of the Loan and a renewal Note or Notes, as applicable, in the principal amount of the Loan retained by Lender (such Note to be in exchange for, but not in payment of, the Note then held by Lender). Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the assignment agreement between Lender and the Assignee Lender. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to Lender. Accrued interest and accrued fees shall be so apportioned between the Note and paid at the same time or times provided in the predecessor Note and in this Agreement. Borrower authorizes Lender to disclose to any prospective participant or Assignee Lender any financial or other information pertaining to Borrower, the Loan, the Property or Improvements. In addition, Borrower agrees that, if so requested by Lender, Borrower will cause all insurance policies, binders and commitments (including, without limitation, casualty insurance and title insurance) required by the Loan Documents to be delivered to Lender to name the Assignee Lender as an additional insured or obligee, as Lender may request. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 12.2, Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligations thereunder.

12.3. Prohibition on Assignment. Borrower shall not assign or attempt to assign its rights under this Agreement, either voluntarily or by operation of law.

12.4. Time of the Essence. Time is of the essence of this Agreement.

12.5. No Waiver. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure to exercise or delay in exercising, by Lender or any holder of the Note, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Lender to or of any breach or default by Borrower in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Borrower hereunder. Failure on the part of Lender to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Lender of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by Borrower.

12.6. Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

12.7. Interest. All agreements between Borrower and Lender (including, without limitation, this Agreement and any other Loan Documents) are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to Lender exceed the highest lawful rate of interest permissible under the laws of the State of Illinois or of the State of Maryland. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under the laws of the State of Illinois or of the State of Maryland, and if for any reason whatsoever, Lender shall ever receive as interest an amount which would be deemed unlawful, such interest shall be applied to the payment of the last maturing installment or installments of the indebtedness secured by the Collateral (whether or not then due and payable) and not to the payment of interest.

12.8. Notices. Any notice which either party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight courier, addressed:

if to Borrower:	Interstate General Company L.P. 236 Smallwood Village Center Waldorf, Maryland 20602 Attention: Sheri Raleigh Fax: (301) 843-2519

with copies to:	Chapman, Bowling & Scott, P.A. 112 LaGrange Avenue P.O. Box 610 La Plata, MD 20646 Attn: Stephen H. Scott, Esq. Fax: (301) 870-6471

in the case of Lender to:	First Bank and Trust Company of Illinois 300 East Northwest Highway Palatine, Illinois 60067 Attn: C. Richard Schuler Fax: (847) 358-8991

and a copy to:	Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP 333 West Wacker Drive, Suite 2700 Chicago, Illinois 60606 Attn: Howard J. Kirschbaum, Esq. Fax: (312) 984-3150

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until seven (7) days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier. Any facsimile telephone numbers given above are for convenience only, and are not for the purpose of completing any required notice under this instrument. Except as otherwise specifically required herein, no notice of the exercise of any right or option granted to Lender herein is required to be given.

12.9. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns except that, unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

12.10. No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower.

12.11. Brokerage Commissions. Borrower shall indemnify, defend and hold Lender and its Affiliates harmless from and against any and all losses, liabilities, obligations, penalties, claims, fines, lost profits, demands, litigation, defenses, costs, judgments, suits, proceedings, damages, disbursements or expenses of any kind or nature whatsoever (including, without limitation, attorneys' fees and expenses), consequential or otherwise, which may at any time be either directly or indirectly imposed upon, incurred by or asserted or awarded against Lender or any of its Affiliates in connection with, arising out of or relating to any claim of a broker's or finder's fee against Lender or any person or entity in connection with the transaction herein contemplated.

12.12. Publicity. Borrower shall not publicize this Loan without the prior written consent of Lender.

12.13. Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance satisfactory to Lender.

12.14. Additional Assurances. Borrower agrees that, at any time or from time to time, upon the written request of Lender, it will execute all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transaction herein contemplated.

12.15. Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto.

12.16. Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. Nothing herein shall be deemed to limit any rights, powers or privileges which Lender may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.

12.17. No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

12.18. Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

12.19. Definitions; Captions. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a person, or a trust, corporation, partnership or other entity, then it shall also mean all heirs, legal representatives, successors and assigns of such person or entity, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions.

12.20. Acknowledgments. Borrower acknowledges that Lender charges fees for services it provides in connection with administering its loans including but not limited to, release fees, construction draw fees and inspection fees. These may or may not differ substantially from fees charged by other institutions. Borrower hereby acknowledges receipt of the Lender's current Commercial Real Estate Loan Fee Schedule for certain services. Borrower agrees to pay Lender's fees pursuant to such Schedule and authorizes the Lender to charge said fees directly to the loan balance at the sole and absolute discretion of the Lender. Borrower acknowledges and agrees that certain costs and expenses advanced by Lender and charged to Borrower (including, but not limited to, appraisal fees, attorney's fees, title fees and environmental inspection report fees) may include not only Lender's actual out-of-pocket costs but additionally a "mark-up" by Lender. Borrower acknowledges and agrees that said "mark-up" will be an amount determined by Lender, in its sole discretion, which may, but does not need to be, deemed reasonable and/or customary to others, and will represent compensation for Lender's oversight, review and analysis as well as a profit for Lender for providing these services. Borrower agrees to pay Lender's charges for such services rendered by it or others and authorizes Lender to charge said fees directly to the loan balance at the discretion of Lender.

12.21. Interpretation. All references herein to a party's best knowledge shall be deemed to mean the best knowledge of such party based on commercially reasonable inquiry. All references herein to Borrower's knowledge shall be deemed to refer to the knowledge of each Borrower Party. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by Lender, to the making of a determination or designation by Lender, to the application of Lender's discretion or opinion, to the granting or withholding of Lender's consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to Lender, or otherwise involving the decision making of Lender, shall be deemed to mean that Lender shall decide unilaterally using its sole and absolute discretion or judgment. The terms "herein," "hereof," "hereunder" and any other similar terms used herein shall be deemed to refer to this Agreement in its entirety. Any reference contained herein to attorneys' fees and expenses shall be deemed to be reasonable fees and expenses of Lender's outside counsel and of any other third-party experts or consultants engaged by Lender's outside counsel on Lender's behalf. All references to any Loan Document shall be deemed to be to such document as amended, modified or restated from time to time.

12.22. WAIVER OF RIGHT TO JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF BORROWER OR LENDER. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER'S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE AGREEMENT AND THE OTHER LOAN DOCUMENTS (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BORROWER:

INTERSTATE GENERAL COMPANY L.P., a Delaware limited partnership

By: Interstate General Management Corporation, a Delaware corporation, its managing general partner

By: /s/

Print Name: Sheri Raleigh

Print Title: Asst. VP / Controller

LENDER:	FIRST BANK AND TRUST COMPANY OF ILLINOIS, an Illinois state commercial bank By: /s/ Print Name: Robert J. Walter Print Title: Executive Vice President

EXHIBIT A LOAN DOCUMENTS

The documents listed below, which are either defined in Section 1.1 of this Agreement or below, and amendments, modifications and supplements thereto which have received the prior written consent of Lender and Borrower, together with any documents executed in the future that are approved by Lender and Borrower and that recite that they are "Loan Documents" for purposes of this Agreement are collectively referred to herein as the Loan Documents:

1	This Agreement;
2	Note;
3	Guaranty;
4	Pledge Agreement;
5	Stock Power Assignments;
6	Deed of Trust;
7	Property Guaranty;
8	Assignment of Contracts, Permits and Licenses;
9	Uniform Commercial Code - Financing Statements; and
10	Such other instruments and documents as Lender may reasonably request.

EXHIBIT B DEPICTION OF WETLANDS ON PROPERTY
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